UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

 [X]  Preliminary Information Statement
 [ ]  Confidential, For Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))
 [ ]  Definitive Information Statement


                            PREMIER EXHIBITIONS, INC.

                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (check the appropriate box):

    [X] No fee required.
        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:


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                            PREMIER EXHIBITIONS, INC
                            3340 Peachtree Road, N.E.
                                   Suite 2250
                             Atlanta, Georgia 30326



                            ACTION BY WRITTEN CONSENT
                                 OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


          To our Shareholders:

            This Information Statement is furnished by the Board of Directors of Premier Exhibitions, Inc., a Florida corporation (f/k/a RMS Titanic, Inc.) (the "Company"), to holders of record of the Company's Common Stock, $.0001 par value per share, at the close of business on April 8, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform the Company's shareholders of certain action taken by the written consent of the holders of a majority of the Company's voting stock, dated as of March 28, 2005. This Information Statement shall be considered the notice required under Chapter
607.0704 of the Florida Business Corporation Act.

            The action taken by the Company's shareholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                            By Order of the Board of Directors,



                                           /s/ Gerald Couture
                                           -----------------------------
                                           Gerald Couture
                                           Secretary

                            PREMIER EXHIBITIONS, INC.
                            3340 Peachtree Road, N.E.
                                   Suite 2250
                             Atlanta, Georgia 30326



                              INFORMATION STATEMENT

         Premier Exhibitions, Inc. (f/k/a RMS Titanic, Inc.) (the "Company") is a Florida corporation with its principal executive offices located at 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326. The Company's telephone number is (404) 842-2600. This Information Statement is being sent to the Company's shareholders by the Board of Directors to notify them about action that the holders of a majority of the Company's outstanding voting Common Stock have taken by written consent, in lieu of a special meeting of the shareholders. The action was taken on March 28, 2005, and will be effective when the Company files a Certificate of Amendment to its Certificate of Incorporation with the State of Florida.

         This Information Statement is being mailed to shareholders on or about _____________, 2005.

General Information

         The following action will be taken pursuant to the written consent of the holders of a majority of the Company's voting Common Stock, dated March 28, 2005, in lieu of a special meeting of the shareholders:

         1. To amend the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 40,000,000 shares;

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on ______________, 2005.

Description of the Company's Common Stock

         The Company's authorized capital currently consists of 30,000,000 shares of Common Stock. At the close of business on April 8, 2005, the Company had 22,505,975 shares of Common Stock issued and outstanding and 3,090,000 shares reserved for issuance upon exercise of outstanding options and warrants.

         The Company's Common Stock is the only class of securities outstanding. Each share of Common Stock entitles its record holder to one (1) vote. In the event of liquidation, owners of the Common Stock would be entitled to share ratably in all assets, if any, after the costs and expenses of proceedings, if any, and after all debts, obligations and liabilities of the Company have been paid and discharged. The Common Stock of the Company does not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of April 8, 2005 by:

          o each person or group known by the Company to own beneficially more than five percent (5%) of its outstanding Common Stock;

          o    each of its directors and each executive officer; and

          o    its directors and executive officers, as a group.

         As of April 8, 2005, a total of 22,505,975 shares of Common Stock were issued and outstanding.

         The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.


                Name and Address                                         Amount Beneficially Owned       Percentage
              of Beneficial Owner                         Class                                           of Class

Joe Marsh (1)                                            Common                  3,291,768                  14.8
605 Southside Drive
Akron, Ohio  44317

Arnie Geller (2)                                         Common                  3,037,500                  13.7
3340 Peachtree Road, N.E., Suite 2250
Atlanta, Georgia  30326

Judith Geller (2)                                        Common                  1,475,000                   6.7
3340 Peachtree Road, N.E., Suite 2250
Atlanta, Georgia  30326

Gerald Couture (3)                                       Common                  1,745,874                   7.9
3340 Peachtree Road, N.E., Suite 2250
Atlanta, Georgia  30326

Nick Cretan (4)                                          Common                   275,000                     *

Doug Banker (5)                                          Common                   297,000                     *

Tom Zaller (6)                                           Common                   250,000                     *

All Officers and Directors as a Group                    Common                  5,605,374                  23.2
(five persons)


(1)     Taken from Mr. Marsh's latest Schedule 13D filing.
(2) Includes 1,475,000 shares of Common Stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller. Mr. Geller's beneficial ownership includes options to purchase 650,000 shares of Common Stock.
(3)     Includes options to purchase 750,000 shares of Common Stock.
(4)     Includes options to purchase 150,000 shares of Common Stock.
(5)     Includes options to purchase 150,000 shares of Common Stock.
(6)     Includes options to purchase 250,000 shares of Common Stock.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         On March 28, 2005, the holders of a majority of the outstanding shares of Common Stock of the Company approved an amendment to the Company's Certificate of Incorporation to replace Article V in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, currently authorizes for issuance 30,000,000 shares of Common Stock. The approval of the amendment to the Certificate of Incorporation will increase the Company's authorized shares of Common Stock to 40,000,000. As of the record date, the Company had 22,505,975 shares of Common Stock issued and outstanding.

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The increase in the authorized number of shares of Common Stock could have other effects on the Company's shareholders depending upon the nature and circumstances of any issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

Interest of Certain Persons in Matters to be Acted Upon

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Certificate of Incorporation set forth herein, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.

No Dissenters' Rights

         Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Florida law in connection with the amendment to the Company's Certificate of Incorporation described in this Information Statement.

Cost of Information Statement

         All of the expenses incurred in preparing, printing and mailing this Information Statement, including the reimbursement of brokerage firms and others for their expenses in forwarding this Information Statement to the beneficial owners of the Company's Common Stock, will be borne by the Company.

Where You Can Find More Information About the Company

         The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                                            By Order of the Board of Directors,



                                            /s/ Gerald Couture
                                            -----------------------------
                                            Gerald Couture
                                            Secretary